                                                                     Exhibit 4.8

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------

Warrant No. WA-1                                      Number of Shares:  ((##))
Date of Issuance: ((Date))                            (subject to adjustment)

                                 Deltagen, Inc.

                    Series A Preferred Stock Purchase Warrant

     Deltagen, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Woodside Technology Center, LLC, a Delaware limited liability company, or its assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 7 below), up to ((to be determined per Option Agreement)) shares of [Series A Preferred Stock] OR [Common Stock] of the Company ("Preferred Stock"), at a purchase price of $((ExercisePrice)) per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

     1. Exercise.

        (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder. Notwithstanding anything to the contrary contained herein, unless the Registered Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the Net Issue Exercise provisions pursuant to Section 1(c) hereof immediately prior to the Expiration Date at which this Warrant ceases to be exercisable (provided the per share Purchase Price exceeds the then per share fair market value of the Warrant Stock).

        (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

        (c) Net Issue Exercise.

            (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

                           X =  Y (A - B)
                                ---------
                                     A

Where   X = The number of shares of Warrant Stock to be issued to the Registered
            Holder.

        Y = The number of shares of Warrant Stock purchasable under this Warrant
            (at the date of such calculation).

        A = The fair market value of one share of Warrant Stock (at the date of such calculation).

        B = The Purchase Price (as adjusted to the date of such calculation).

            (ii) For purposes of this Section 1(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                 (A) if the Company's Common Stock is traded on a securities exchange or The Nasdaq National Market, SmallCap Market, BBX or actively traded over the counter:

                     (1) if the Company's Common Stock is traded on a securities exchange or The Nasdaq National Market, Small Cap Market or BBX, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a 30 trading day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                     (2) if the Company's Common Stock is actively traded over the counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the 30 trading day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                 (B) if (A) is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 7(b) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

        (d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

            (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

            (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or 1(c) above.

     2. Adjustments.

        (a) Redemption or Conversion of Preferred Stock. If all of the Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

        (b) Stock Splits and Dividends. If outstanding shares of the Company's Preferred Stock shall be subdivided into a greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

        (c) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

        (d) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a "Reorganization"), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a "Merger"), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Purchase Price, that number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement relating such Reorganization or Merger if this Warrant had been exercised immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

        (e) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth
(i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

        (f) Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

     3. Transfers.

        (a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of
(i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. The Company hereby acknowledges that upon issuance of this Warrant, the Registered Holder is simultaneously receiving registration rights related to the Warrant Shares pursuant to the _____________ Agreement dated __________, 2003 (the "Registration Rights Agreement").

        (b) Transferability. This Warrant is not transferable without the Company's prior written consent; provided, however, such consent shall not be required in connection with the transfer by any Registered Holder (or any of its assigns that acquire rights to the Warrant Shares) (but only with all related obligations) without consideration to one or more Qualifying Holders (as such term is defined below), provided that (i) written notice (in the form of Exhibit B attached hereto) is provided to the Company at any time prior to any such transfer, (ii) each transferee is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iii) each transferee agrees in writing to be bound by all of the provisions of this Warrant. For purposes of this Section 3(b), the term "Qualifying Holder" shall mean, with respect to any Registered Holder, (i) any shareholder, partner, limited partner or member thereof, (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Holder or any partner or member thereof, or (iii) any other direct transferee from such Registered Holder of all of the Warrant Shares held by such Registered Holder or issuable upon exercise of the Warrant then held by such Registered Holder.

        (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any

Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

     4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 15 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     5. Representations and Warranties of the Registered Holder. The Registered Holder hereby represents and warrants to the Company that:

        (a) Authorization. The Registered Holder has full power and authority to enter into this Warrant. The Warrant, when executed and delivered by the Registered Holder, will constitute a valid and legally binding obligation of the Registered Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        (b) Purchase Entirely for Own Account. This Warrant is issued to the Registered Holder in reliance upon the Registered Holder's representation to the Company, which by the Registered Holder's acceptance of this Warrant, the Registered Holder hereby confirms, that the Warrant to be acquired by the Registered Holder, the Warrant Stock and the Common Stock to be issued upon the conversion of the Warrant Stock (collectively, the "Securities") will be acquired for investment for the Registered Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By accepting this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Registered Holder has not been formed for the specific purpose of acquiring the Securities.

        (c) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities. The Registered Holder understands that such discussions, as well as any written information delivered by the Company to the Registered Holder, were intended to describe the aspects of the Company's business which it believes to be material.

        (d) Restricted Securities. The Registered Holder understands that this Warrant has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder's representations as expressed herein. The Common Stock underlying the Warrant Shares, however, will be registered by the Company pursuant to the terms of the Registration Rights Agreement. The Registered Holder understands that until registered, the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder's control, and which the Company is under no obligation and may not be able to satisfy.

        (e) Public Market. The Registered Holder understands that although a public market now exists for the Company's Common Stock, that the Company has made no assurances that a public market will continue to exist for the Common Stock.

        (f) Accredited or Sophisticated Investor. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Registered Holder that:

        (a) This Warrant has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its stockholders, directors and officers necessary for the authorization, execution and delivery of this Warrant, the performance of all the Company's obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Warrant and shares issuable upon exercise of the Warrant (and shares issuable upon conversion of such shares) has been taken. This Warrant constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on indemnification provisions.

        (b) The execution, delivery and performance of this Warrant and sale of the shares issuable upon exercise of the Warrant (and shares issuable upon conversion of such shares) will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter, as restated as contemplated hereby, or bylaws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the

Company or any subsidiary of the Company or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole). The Company has full power and authority to authorize, issue and sell the Warrant and shares issuable upon exercise of the Warrant as contemplated by this Warrant.

        (c) All registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since August 3, 2000, including copies of all the exhibits referenced therein (the "SEC Documents") are publicly available for review. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since August 3, 2000 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the 10th anniversary of the date of issuance of this Warrant (the "Expiration Date").

     8. Notices of Certain Transactions. In case:

        (a) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

        (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

        (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

         (d) of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     9. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and conversion of the Warrant Stock.

     10. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     13. No Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Preferred Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     14. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

     15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     17. Survival of Representations. Unless otherwise set forth in this Warrant, the warranties, representations and covenants of the Company and the Registered Holder contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

     18. Transfer; Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

     19. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     20. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     21. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.

     22. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     23. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page, or as subsequently modified by written notice.

     24. Entire Agreement. This Warrant, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     25. Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Warrant and the Registration Rights Agreement and the transactions contemplated hereby and thereby.

                                          DELTAGEN, INC.


                                          By:___________________________________
                                          Name:
                                          Title:

Accepted and Agreed:

REGISTERED HOLDER:

         WOODSIDE TECHNOLOGY CENTER, LLC,
         a Delaware limited liability company

         By:  National Office Partners Limited Partnership,
              a Delaware limited partnership,
              its sole member

              By: Hines National Office Partners Limited Partnership,
                  a Texas limited partnership,
                  its general partner

                  By: Hines Fund Management, L.L.C.,
                      a Delaware limited liability company,
                      its general partner

                               By: Hines Interests Limited Partnership,
                                   a Delaware limited partnership,
                                   its sole member

                                   By: Hines Holdings, Inc.,
                                       a Texas corporation,
                                       its general partner

By:    ________________________
Name:  ________________________
Title: ________________________

                                    EXHIBIT A

                             PURCHASE/EXERCISE FORM

To:  Deltagen, Inc.                            Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. WA-1, hereby irrevocably elects to (a) purchase _______ shares of the Preferred Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of the Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 5 of the Warrant and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

                                  Signature: ___________________________________

                                  Name (print): ________________________________

                                  Title (if applic.): __________________________

                                  Company (if applic.): ________________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series A Preferred Stock covered thereby set forth below, unto:

     Name of Assignee               Address/Fax Number            No. of Shares
     ----------------               ------------------            -------------








Dated:________________                     Signature:___________________________

                                                     ___________________________

                                           Witness:  ___________________________